Exhibit 99.2

Fog Cutter Group

(A carveout of Fog Cutter Capital Group, Inc.)

Combined Financial Statements

For the Thirty-Nine Weeks Ended September 27, 2020 and September 29, 2019

FINANCIAL STATEMENT SCHEDULES

The Fog Cutter Group (a carveout of Fog Cutter Capital Group, Inc.)

Unaudited Financial Statements

Combined Balance Sheets as of September 27, 2020 and December 29, 2019	F-1
Combined Statements of Operations for the thirty-nine weeks ended September 27, 2020 and September 29, 2019	F-2
Combined Statements of Changes in Stockholders’ Deficit for the thirty-nine weeks ended September 27, 2020 and September 29, 2019	F-3
Combined Statements of Cash Flows for the thirty-nine weeks ended September 27, 2020 and September 29, 2019	F-4
Notes to Combined Financial Statements	F-5

FOG CUTTER GROUP

(A carveout of FOG CUTTER CAPITAL GROUP, INC.)

COMBINED BALANCE SHEETS

(dollars in thousands, except share data)

	September 27, 2020	December 29, 2019
	(Unaudited)	(Audited)
Assets
Current assets
Cash	$30	$29
Dividends receivable from FAT Brands Inc.	-	209
Other current assets	129	127
Total current assets	159	365

Property, plant and equipment, net of accumulated depreciation of $287 and $286, respectively	58	63
Investment in FAT Brands Inc. preferred stock and warrants	1,861	1,500
Loan to stockholder	5,606	16,803
Other assets	56	56
Total assets	$7,740	$18,787

Liabilities and Stockholders’ Deficit
Liabilities
Accounts payable	$3,101	$4,554
Accrued expenses	10,293	11,264
Current portion of long-term debt	10,385	6,359
Litigation reserve	3,980	3,500
Other		65
Total current liabilities	27,759	25,742

Due to FAT Brands Inc.	38,732	25,967
Other	75	56
Total liabilities	66,566	51,765

Commitments and contingencies (Note 10)

Stockholders’ deficit
Common stock, $.0001 par value; 10,100,000 shares authorized; 8,428,692 shares issued and outstanding as of September 27, 2020; 200,000,000 shares authorized, 13,882,044 shares issued, and 10,082,399 outstanding as of December 29, 2019	1	1
Additional paid-in capital	158,197	174,756
Accumulated deficit	(217,024)	(195,724)
Treasury stock, 3,799,645 common shares as of December 29, 2019	-	(12,011)
Total stockholders’ deficit	(58,826)	(32,978)
Total liabilities and stockholders’ deficit	$7,740	$18,787

The accompanying notes are an integral part of these combined financial statements.

F-1

FOG CUTTER GROUP

(A carveout of FOG CUTTER CAPITAL GROUP, INC.)

COMBINED STATEMENTS OF OPERATIONS

(dollars in thousands, except share data)

(Unaudited)

For the Thirty-nine Weeks Ended September 27, 2020 and September 29, 2019

	September 27, 2020	September 29, 2019

Revenue	$-	$-

Expenses
Compensation	1,325	1,675
General and administrative	634	1,277
Total expenses	1,959	2,952

Loss from operations	(1,959)	(2,952)

Other (expense) income
Interest expense	(3,199)	(1,884)
Interest income	406	582
Loss on forgiveness of loan to stockholder	(16,948)	-
Other income, net	402	(523)
Total other expense, net	(19,339)	(1,825)

Loss before income tax expense	(21,298)	(4,777)

Income tax expense	2	1

Net loss	$(21,300)	$(4,778)

The accompanying notes are an integral part of these combined financial statements

F-2

FOG CUTTER GROUP

(A carveout of FOG CUTTER CAPITAL GROUP, INC.)

COMBINED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(dollars in thousands, except share data)

(Unaudited)

For the thirty-nine weeks ended September 27, 2020

		Common Stock
			Additional
		Par	Paid-in	Treasury		Accumulated
	Shares	Value	Capital	Stock	Total	Deficit	Total

Balance at December 29, 2019 (1)	10,082,399	$1	$174,756	$(12,011)	$162,746	$(195,724)	$(32,978)
Net loss	-	-	-	-	-	(21,300)	(21,300)
Cancellation of treasury stock (2)	-	-	(12,011)	12,011	-	-	-
Redemption of fractional shares	(1,653,707)	-	(4,548)	-	(4,548)	-	(4,548)

Balance at September 27, 2020	8,428,692	$1	$158,197	$-	$158,198	$(217,024)	$(58,826)

(1)	Issued and outstanding, net of 3,799,645 shares of treasury stock.
(2)	All 3,799,645 shares of treasury stock were cancelled as of July 6, 2020.

For the thirty-nine weeks ended September 29, 2019

		Common Stock
			Additional
		Par	paid-in	Treasury		Accumulated
	Shares (1)	value	capital	Stock	Total	Deficit	Total

Balance at December 30, 2018	7,957,399	$1	$172,631	$(12,011)	$160,621	$(189,460)	$(28,839)
Net loss	-	-	-	-	-	(4,778)	(4,778)
Issuance of common stock in lieu of cash compensation payable	1,825,000	-	1,825	-	1,825	-	1,825
Issuance of common stock in lieu of cash directors’ fees payable	300,000	-	300	-	300	-	300

Balance at September 29, 2019	10,082,399	$1	$174,756	$(12,011)	$162,746	$(194,238)	$(31,492)

(1)	Issued and outstanding, net of 3,799,645 shares of treasury stock.

The accompanying notes are an integral part of these combined financial statements.

F-3

FOG CUTTER GROUP

(A carveout of FOG CUTTER CAPITAL GROUP, INC.)

COMBINED STATEMENTS OF CASH FLOWS

(dollars in thousands)

(Unaudited)

For the thirty-nine weeks ended September 27, 2020 and September 29, 2019

	September 27, 2020	September 29, 2019

Cash flows from operating activities
Net loss	$(21,300)	$(4,778)
Adjustments to reconcile net loss to net cash used in operations:
Loss on forgiveness of loan to stockholder	16,948	-
Share based compensation and expenses	-	2,125
Depreciation and amortization	1	14
Accrued interest	55	105
Change in:
Accounts payable	(1,453)	649
Accrued expenses	(55)	(246)
Other liabilities	(478)	-
Other assets	(116)	(151)
Total adjustments	14,902	2,496
Net cash used in operating activities	(6,398)	(2,282)

Cash flows from investing activities
Loan advances to stockholder	(5,751)	(5,116)
Net cash used in investing activities	(5,751)	(5,116)

Cash flows from financing activities
Repayments of long-term debt	(576)	-
Change in due to FAT Brands Inc.	12,726	7,372
Net cash provided by financing activities	12,150	7,372

Net increase in cash	1	(26)
Cash at beginning of period	29	29
Cash at end of period	$30	$3

Supplemental disclosures of cash flow information:
Cash paid for interest	$509	$429
Cash paid for income taxes	$4	$1

Supplemental disclosure of non-cash financing and investing activities:
Income taxes payable added to amounts due to FAT Brands Inc.	$158	$30
Notes issued in exchange for fractional common shares	$4,548	$-
Dividends receivable exchanged for FAT Series B Preferred Stock	$361	$-

The accompanying notes are an integral part of these combined financial statements.

F-4

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND RELATIONSHIPS

Fog Cutter Capital Group, Inc., (the “Company” or “FCCG”) was originally incorporated as Wilshire Real Estate Investment Trust Inc. in the State of Maryland on October 24, 1997. However, the Company has never elected to be treated as a Real Estate Investment Trust for tax purposes. Effective January 25, 2001, the Company changed its name to Fog Cutter Capital Group Inc. to better reflect the diversified nature of its business and investments. Initially, the Company made opportunistic equity and financial investments in a variety of industries. However, beginning in August 2003 with its acquisition of controlling interests in Fatburger North America, Inc, (“Fatburger”), the Company began to focus its business in the restaurant franchising sector. On July 29, 2020, the Company was reincorporated in the State of Delaware. At that time, the number of authorized shares decreased from 200,000,000 to 10,100,000.

As of September 27, 2020, the Company was the controlling shareholder of FAT Brands, Inc. (“FAT”). FAT was formed on March 21, 2017 as a wholly owned subsidiary of FCCG. On October 20, 2017, FAT completed an initial public offering and issued additional shares of common stock representing 20 percent of its ownership (the “Offering”). The net proceeds of the Offering were approximately $20,930,000 after deducting the selling agent fees and offering expenses. FAT’s common stock trades on the Nasdaq Capital Market under the symbol “FAT.”

Concurrent with the Offering, two subsidiaries of FCCG, Fatburger North America, Inc. (“Fatburger”) and Buffalo’s Franchise Concepts, Inc. (“Buffalo’s”), (collectively the “Predecessor Companies”), were contributed to FAT in exchange for a $30,000,000 note payable (the “Related Party Debt”). Concurrent with and subsequent to the Offering, FAT has acquired and is franchising additional restaurant brands.

The accompanying combined financial statements have been prepared to facilitate the merger of FAT and FCCG. For this purpose, the accompanying financial statements include the accounts of FCCG and all of its subsidiaries and affiliated entities (excluding FAT), which together are herein collectively referred to as the Fog Cutter Group or the Group. As of, and for the thirty-nine weeks ended September 27, 2020 and September 29, 2019, the Group included the following entities:

●	Fog Cap Acceptance Inc. – Fog Cap Acceptance Inc. was originally formed to make opportunistic equity and financing investments, all of which have been previously divested. In recent years, the only activity of Fog Cap Acceptance has involved legacy debt related to these prior investments.

●	Fog Cap Development LLC. – Fog Cap Development LLC was originally formed to acquire, develop and sell a portfolio of retail real estate properties. Following the completion of the sale of the portfolio in 2007, the operations of Fog Cap Development LLC have been limited to the provision of centralized corporate overhead management for all of the Company’s subsidiaries, with overhead expenses being allocated to the various subsidiaries. Following the Offering, FAT assumed overhead responsibility for itself and its subsidiaries.

●	Homestyle Dining LLC – In March 2017, the Company agreed to acquire Homestyle Dining LLC (“HSD”) from Metromedia Company and its affiliate (“Metromedia”) pursuant to a Membership Interest Purchase Agreement, as amended, which provided for a cash purchase price of $10,550,000 to be paid at closing. Effective October 20, 2017, FAT provided $10,550,000 of the net proceeds from the Offering to the Company to consummate the acquisition of HSD. In exchange, FAT received full ownership in the HSD operating subsidiaries: Ponderosa Franchising Company, Bonanza Restaurant Company, Ponderosa International Development, Inc. and Puerto Rico Ponderosa, Inc. (collectively, “Ponderosa”). These subsidiaries conduct the worldwide franchising of the Ponderosa Steakhouse Restaurants and the Bonanza Steakhouse Restaurants. The Company retained the HSD holding company and its remaining subsidiaries. HSD owned one Cole’s Backyard Grill restaurant, located in Lindale, Texas. That restaurant closed in 2018. HSD and its remaining subsidiaries were otherwise inactive and primarily held only legacy liabilities relating to its prior operations.

●	Buffalo’s Café Palmdale LLC – Buffalo’s Café Palmdale previously owned one Buffalo’s Café restaurant located in Palmdale, California. The restaurant was sold to a franchisee in early 2016.

●	BFCI Palm Desert LLC – BFCI Palm Desert LLC owned one Buffalo’s Café restaurant located in Palm Desert, California. The restaurant was closed in 2017.

●	BC Canyon – BC Canyon owned one Buffalo’s Café restaurant in Canyon, Texas. The restaurant was closed in 2018.

F-5

●	Fatburger Restaurants of New Jersey – Fatburger Restaurants of New Jersey owned a Fatburger restaurant in Atlantic City, New Jersey. The restaurant was closed in 2016.

●	Fatburger Restaurants China, LLC (“FB China”), together with its subsidiaries, Fatburger International, Inc. and Fatburger Hong Kong, were organized to invest in Company owned Fatburger restaurants in greater China. By the end of 2016, all restaurants previously developed by FB China had all either been closed or transferred to franchise ownership.

On September 27, 2020, certain Company officers and directors controlled, directly or indirectly, significant voting influence of the Group. On September 27, 2020, the Company continued to control a significant voting majority of FAT.

Liquidity

Pursuant to ASU 2014-15, the Group evaluated its ability to continue as a going concern. During the thirty-nine weeks ended September 27, 2020, the Group’s operations resulted in a net use of cash in the amount of $6,398,000. These amounts were primarily funded by advances from FAT, and future liquidity resources will likely continue to be dependent upon the operating and capital activities of FAT. Additionally, as of September 27, 2020, the Group was subject to debt obligations maturing within twelve months in the amount of $10,385,000.

On April 24, 2020, the Company entered into an Intercompany Revolving Credit Agreement with FAT (the “Intercompany Agreement”). FAT had previously extended credit to the Company pursuant to a certain Intercompany Promissory Note (the “Original Note”), dated October 20, 2017, with an initial principal balance of $11,906,000. Subsequent to the issuance of the Original Note, FAT and certain of its direct or indirect subsidiaries made additional intercompany advances. Pursuant to the Intercompany Agreement, the revolving credit facility bears interest at a rate of 10% per annum, has a five-year term with no prepayment penalties, and has a maximum capacity of $35,000,000. All additional borrowings under the Intercompany Agreement are subject to the approval of the FAT Brands Board of Directors, in advance, on a quarterly basis and may be subject to other conditions as set forth by FAT. The initial balance under the Intercompany Agreement totaled $21,067,000, including the balance of the Original Note, borrowings subsequent to the Original Note, accrued and unpaid interest income, and other adjustments through December 29, 2019. As of September 27, 2020, the balance of the Intercompany Agreement totaled $33,382,000.

During the fourth quarter of 2020, the Company completed a forward triangular merger (the “Merger”) pursuant to which FCCG merged with and into a wholly owned subsidiary of FAT, with the subsidiary of FAT becoming the parent of FCCG and certain of its subsidiaries. The Company anticipates that this structure will provide capital opportunities which will be sufficient to meet the Group’s financial obligations.

COVID-19

In March 2020, the World Health Organization classified the outbreak of a novel coronavirus (“COVID-19”) as a pandemic, which continues to spread throughout the United States and other countries. As a result, FAT Brand’s restaurant franchisees have closed some retail locations, modified store operating hours, adopted a “to-go” only operating model, or a combination of these actions. These actions have reduced consumer traffic, all resulting in a negative impact to FAT Brands’ revenues. While the business disruption from the COVID-19 pandemic is currently expected to be temporary, there is a great deal of uncertainty around the severity and duration of the disruption. The Group may experience longer-term effects on its business, economic growth and consumer demand in the U.S. and worldwide. The effects of COVID-19 may materially adversely affect our business, results of operations, liquidity and ability to service our existing debt, particularly if these effects continue in place for a significant amount of time. While the disruption is currently expected to be temporary, there is uncertainty around the duration. Therefore, while the Company expects this matter to negatively impact its business, results of operations, and financial position, the related financial impact cannot be reasonably estimated at this time.

F-6

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of operations – The Group, together with its controlled subsidiary, FAT Brands Inc., is a multi-brand franchising company specializing in fast casual and casual dining restaurant concepts around the world. FAT operates through its subsidiaries: Fatburger, Johnny Rockets, Buffalo’s Cafe, Buffalo’s Express, Hurricane Grill & Wings, Ponderosa Steakhouses, Bonanza Steakhouses, Yalla Mediterranean and Elevation Burger. Each subsidiary licenses the right to use its brand name and provides franchisees with operating procedures and methods of merchandising. Upon signing a franchise agreement, the franchisor is committed to provide training, some supervision and assistance, and access to operations manuals. As needed, the franchisor will also provide advice and written materials concerning techniques of managing and operating the restaurants.

To conform with FAT’s operations, the Group utilizes a 52-week calendar with its fiscal year ending on the last Sunday of the calendar year. Consistent with restaurant industry practice, FAT measures its stores’ performance based upon 7-day work weeks. Using the 52-week cycle ensures consistent comparable weekly reporting for operations and ensures that each week has the same days, since certain days are more profitable than others.

Basis of Presentation – The accompanying combined financial statements are being produced to facilitate the merger of FAT and the Company. For this purpose, the accompanying financial statements include the accounts of the Group which includes the Company and all subsidiaries and affiliated entities (excluding FAT and its subsidiaries). Intercompany accounts have been eliminated in combination.

Use of estimates in the preparation of the combined financial statements – The preparation of the combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the determination of fair values of certain financial instruments for which there is no active market, the allocation of basis between assets acquired, sold or retained, and valuation allowances for notes receivable and accounts receivable. Estimates and assumptions also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income taxes – Effective October 20, 2017, the Group became part of a Tax Sharing Agreement between the Company and FAT which provides that the Company will, to the extent permitted by applicable law, file combined federal, California and Oregon (and possibly other jurisdictions where revenue is generated, at FCCG’s election) income tax returns with FAT and its subsidiaries. FAT will pay the Company the amount that its tax liability would have been had it filed a separate combined return.

The Group accounts for income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are determined based on the differences between financial reporting and tax reporting bases of assets and liabilities and are measured using enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. Realization of deferred tax assets is dependent upon future earnings, the timing and amount of which are uncertain.

A two-step approach is utilized to recognize and measure uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained upon tax authority examination, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon the ultimate settlement.

F-7

Recently Adopted Accounting Standards

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement.” This ASU adds, modifies and removes several disclosure requirements relative to the three levels of inputs used to measure fair value in accordance with Topic 820, “Fair Value Measurement.” The Group adopted this ASU on December 30, 2019. The adoption of this standard did not have a material effect on the Group’s financial position, results of operations or cash flows.

The FASB issued ASU No. 2018-15, Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40). The new guidance reduces complexity for the accounting for costs of implementing a cloud computing service arrangement and aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal use software license). The Group adopted this ASU on December 30, 2019. The adoption of this standard did not have a material effect on the Group’s financial position, results of operations or cash flows.

The FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes: This standard removes certain exceptions for recognizing deferred taxes for investments, performing intraperiod allocation and calculating income taxes in interim periods. It also adds guidance in certain areas, including the recognition of franchise taxes, recognition of deferred taxes for tax goodwill, allocation of taxes to members of a consolidated group, computation of annual effective tax rates related to enacted changes in tax laws, and minor improvements related to employee stock ownership plans and investments in qualified affordable housing projects accounted for using the equity method. The Group adopted this ASU on December 30, 2019. The adoption of this standard did not have a material effect on the Group’s financial position, results of operations or cash flows.

Note 3. INVESTMENT IN FAT BRANDS PREFERRED STOCK

On June 27, 2018, FCCG acquired 20,000 shares of Series A Fixed Rate Cumulative Preferred Stock of FAT (“FAT Series A Preferred Stock”) at $100 per share and warrants to purchase 25,531 shares of FAT’s common stock with an exercise price of $7.83 per share (as adjusted for a common stock dividend declared by FAT in 2019) in exchange for $2,000,000 of a Related Party Debt balance.

The FAT Series A Preferred Stock contained the following terms:

Dividends - Holders of FAT Series A Preferred Stock were entitled to receive cumulative dividends on the $100.00 per share stated liquidation preference of the FAT Series A Preferred Stock, in the amount of (i) cash dividends at a rate of 9.9% per year, plus (ii) deferred dividends equal to 4.0% per year, payable on the Mandatory Redemption Date (defined below).

Liquidation and Redemption - Upon (i) the five-year anniversary of the initial issuance date (June 8, 2023), or (ii) the earlier liquidation, dissolution or winding-up of FAT (the “Series A Mandatory Redemption Date”), the holders of FAT Series A Preferred Stock would have been entitled to cash redemption of their shares in an amount equal to $100.00 per share plus any accrued and unpaid dividends.

In addition, prior to the Series A Mandatory Redemption Date, FAT could have optionally redeemed the FAT Series A Preferred Stock, in whole or in part, at scheduled redemption prices per share.

During the year ended December 30, 2018, FCCG sold 5,000 shares of the FAT Series A Preferred Stock, and the related warrants to purchase 6,383 of FAT’s common stock at an exercise price of $7.83 per share, to an unrelated investor.

F-8

On July 13, 2020, FCCG entered into an agreement to exchange its 15,000 shares of FAT Brands’ Series A Preferred Stock, plus accrued dividends thereon at face value, for 60,000 shares of FAT Brands 8.25% Series B Cumulative Preferred Stock valued at $25.00 per share (“FAT Series B Preferred Stock”). The Company also received an additional 14,449 shares of FAT Series B Preferred Stock as consideration for accrued dividends due to FCCG.

Holders of FAT Series B Preferred Stock will be entitled to receive, when declared by the FAT’s Board of Directors, cumulative cash dividends payable monthly in an amount per share equal to $2.0625 each year, which is equivalent to 8.25% per annum of the $25.00 liquidation preference per share. Dividends on the Series B Preferred Stock will be payable monthly in arrears. If FAT fails to make a cash dividend payment with respect to 12 or more consecutive or non-consecutive monthly dividends, the dividend rate on the FAT Series B Preferred Stock will increase to $2.50 per share each year, which is equivalent to 10% of the $25.00 liquidation preference per share until FAT has paid all accumulated accrued and unpaid dividends on the FAT Series B Preferred Stock in full and has paid accrued dividends for all dividend periods during the two most recently completed dividend periods in full. In addition, if FAT fails to make a cash dividend payment with respect to 18 or more consecutive or non-consecutive monthly dividends, the holders of the FAT Series B Preferred Stock, voting as a separate class, will be entitled to vote for the election of two additional directors to serve on the FAT’s Board of Directors until all dividends that are owed have been paid in full.

FCCG recognized dividend income relating to the Series A Preferred Stock during the thirty-nine weeks ended September 27, 2020 and September 29, 2019 in the amount of $129,000 and $156,000, respectively.

As of September 27, 2020, FCCG owns 74,449 shares of FAT Series B Preferred Stock and warrants to purchase 19,148 shares of FAT’s common stock at an exercise price of $7.83 per share (as adjusted for a common stock dividend declared by FAT in 2019), with a combined carrying value of $1,861,000. FCCG recognized dividend income relating to the Series B Preferred Stock during the thirty-nine weeks ended September 27, 2020 in the amount of $31,000.

Note 4. LOAN TO STOCKHOLDER

FCCG has made advances to Andrew A. Wiederhorn, the Company’s CEO and significant stockholder (the “Stockholder Loan”). The Stockholder Loan bears interest at 5% per annum on outstanding balances. During the thirty-nine weeks ended September 27, 2020, FCCG forgave a portion of the Stockholder Loan and recorded a loss on forgiveness of loan to stockholder in the amount of $16,948,000. As of September 27, 2020, the balance outstanding on the Stockholder Loan was $5,606,000. FCCG recognized interest income on the Stockholder Loan in the amount of $277,000 and $426,000 for the thirty-nine weeks ended September 27, 2020 and September 29, 2019, respectively.

Note 5. Income Taxes

The Group’s deferred taxes reflect the net effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for calculating taxes payable on a stand-alone basis. Significant components of the Group’s deferred tax assets and liabilities are as follows (in thousands):

	September 27, 2020	December 29, 2019
Deferred tax assets (liabilities)
Net operating loss carryforwards	$17,552	$18,513
Other	3,370	546
Valuation allowance	(20,922)	(19,059)
Total	$-	$-

Components of the income tax expense are as follows (in thousands):

	Thirty-nine Weeks Ended September 27, 2020	Thirty-nine Weeks Ended September 29, 2019
Current
Federal	$-	$-
State	2	1
Foreign	-	-
	2	1
Deferred
Federal	-	-
State	-	-
	-	-
Total income tax expense	$2	$1

F-9

The differences between income taxes expected at the U.S. Federal statutory income tax rate of 21% and the reported income tax expense are primarily related to state taxes, net of federal benefit, expiration of net operating loss carryforwards; and change in federal, and state valuation allowances.

As of September 27, 2020, FCCG’s annual tax filings for the prior three years are open for audit by Federal and for the prior four years for state tax agencies. Management evaluated the Group’s overall tax positions and has determined that no provision for uncertain income tax positions is necessary as of September 27, 2020.

NOTE 6. ACCRUED EXPENSES

Accrued expenses consist of the following (in thousands):

	September 27, 2020	December 29, 2019
Payroll taxes and related penalties	$6,529	$6,621
Professional fees	1,460	1,680
Vendor liabilities	1,502	1,521
Gift card balances	135	135
Credit card balance	185	185
Closed restaurant accruals	303	728
Other	179	394
Total	$10,293	$11,264

Note 7. DEBT

The Group’s combined debt is summarized as follows (in thousands):

	September 27, 2020	December 29, 2019
Debt recorded at Fog Cutter Capital Group:

Note payable to a private lender. The note bears interest at a fixed rate of 12% and is unsecured. Interest is due monthly in arrears. The note matures on December 31, 2020.	$1,976	$2,026

Note payable to a private lender. The note bears interest at a fixed rate of 12% and is unsecured. Interest is due monthly in arrears. The note matures on December 31, 2020.	2,871	2,989

Note payable to a private lender, secured by FCCG’s interest in certain shares of FAT Common Stock. The note bears interest at a fixed rate of 15%. The note matures December 1, 2020.	113	311

Note payable to a private lender, secured by FCCG’s interest in certain shares of FAT Common Stock. The note bears interest at a fixed rate of 12%. Interest is due monthly in arrears. The maturity date of the note was June 30, 2020	743	688

Consideration payable to former shareholders issued in redemption of fractional shares of the FCCG’s stock (Note 9). The consideration is unsecured and non-interest bearing and is due and payable on May 21, 2021.	4,548	-

Debt recorded at Fog Cap Development, LLC:

Note payable to a private lender secured by FCCG’s interest in shares of FAT Common Stock. The note bears interest at a fixed rate of 15%. Interest is due at maturity. The note is due December 1, 2020.	134	345

Total debt	$10,385	$6,359

Subsequent to September 27, 2020, the maturity date of each of the above loans was amended to be May 21, 2021.

F-10

Note 8. Related Party Transactions

As described in Note 1 - Liquidity, on April 24, 2020, FCCG entered into an Intercompany Agreement with FAT. As of September 27, 2020, the balance payable under the Intercompany Agreement was $33,382,000. The Group recognized $2,163,000 and $1,350,000 in interest expense related to the intercompany advances during the thirty-nine weeks ended September 27, 2020 and September 29, 2019, respectively.

Effective July 5, 2018, FAT made a preferred capital investment in Homestyle Dining LLC, a Delaware limited liability corporation (“HSD”) in the amount of $4.0 million (the “Preferred Interest”). FCCG owns all of the common interests in HSD. The holder of the Preferred Interest is entitled to a 15% priority return on the outstanding balance of the investment (the “Preferred Return”). During the thirty-nine weeks ended September 27, 2020, the Group recorded interest expense of $450,000. Any available cash flows from HSD on a quarterly basis are to be distributed to pay the accrued Preferred Return and repay the Preferred Interest until fully retired. On or before the five-year anniversary of the investment, the Preferred Interest is to be fully repaid, together with all previously accrued but unpaid Preferred Return. FCCG has unconditionally guaranteed repayment of the Preferred Interest in the event HSD fails to do so. As of September 27, 2020, the balance payable, including accrued and unpaid interest income, under the Preferred Interest was $5,350,000.

During the thirty-nine weeks ended September 27, 2020 and September 29, 2019, FCCG recorded a payable to FAT under the Tax Sharing Agreement in the amount of $158,000 and $30,000, respectively, which were included in the due to affiliate balance.

Note 9. EQUITY

Cancellation of Treasury Shares

On July 6, 2020, FCCG cancelled 3,799,645 shares of common stock previously held in treasury, with a cost basis of $12,011,000.

Reverse Stock Split

In the third quarter of 2020, FCCG’s shares of common stock were the subject of a reverse stock split, reducing the number of issued shares in the ratio of 326,000 shares to one. Shareholders owning less than one share following the reverse split were entitled to cash-in-lieu of their fractional shares in the amount of $2.75 per original share to be paid on or before May 21, 2021, without interest thereon. The amount of cash-in-lieu to be paid by the Company totals $4,548,000. Effective with the consummation of the Merger on December 24, 2020, the payment of the cash-in-lieu became the obligation of Fog Cutter Acquisition, LLC. (See Note 11)

Immediately following the reverse stock split, FCCG declared a forward stock split which was the exact inverse of the previous reverse stock split (issuing 326,000 shares for each remaining share of outstanding stock), thus eliminating the effects of the reverse stock split on the shares not receiving cash-in-lieu.

As of September 27, 2020, the total number of authorized shares of common stock was 10,100,000 and there were 8,428,692 shares issued and outstanding.

Stock-based Compensation

During the thirty-nine weeks ended September 29, 2019, FCCG completed the following stock-based transactions:

●	On August 28, 2019, the Company issued a total of 1,825,000 shares of common stock at a value of $1.00 per share as compensation.

●	On August 28, 2019, the Company issued a total of 300,000 shares of common stock at a value of $1.00 per share to the non-employee members of the board of directors as consideration for directors’ fees.

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Note 10. Commitments and Contingencies

Litigation

Eric Rojany, et al. v. FAT Brands Inc., et al., Superior Court of California for the County of Los Angeles, Case No. BC708539, and Daniel Alden, et al. v. FAT Brands Inc., et al., Superior Court of California for the County of Los Angeles, Case No. BC716017.

On June 7, 2018, FAT Brands, Inc., Andrew Wiederhorn, Ron Roe, James Neuhauser, Edward H. Rensi, Marc L. Holtzman, Squire Junger, Silvia Kessel, Jeff Lotman, Fog Cutter Capital Group Inc., and Tripoint Global Equities, LLC (collectively, the “Original Defendants”) were named as defendants in a putative securities class action lawsuit entitled Rojany v. FAT Brands, Inc., Case No. BC708539 (the “Rojany Case”), in the Superior Court of the State of California, County of Los Angeles. On July 31, 2018, the Rojany Case was designated as complex, pursuant to Rule 3.400 of the California Rules of Court and assigned the matter to the Complex Litigation Program. On August 2, 2018, the Original Defendants were named defendants in a second putative class action lawsuit, Alden v. FAT Brands, Case No. BC716017 (the “Alden Case”), filed in the same court. On September 17, 2018, the Rojany and Alden Cases were consolidated under the Rojany Case number. On October 10, 2018, plaintiffs Eric Rojany, Daniel Alden, Christopher Hazelton-Harrington and Byron Marin (“Plaintiffs”) filed a First Amended Consolidated Complaint against FAT Brands, Inc., Andrew Wiederhorn, Ron Roe, James Neuhauser, Edward H. Rensi, Fog Cutter Capital Group Inc., and Tripoint Global Equities, LLC (collectively, “Defendants”), thereby removing Marc L. Holtzman, Squire Junger, Silvia Kessel and Jeff Lotman as defendants. On November 13, 2018, Defendants filed a Demurrer to First Amended Consolidated Complaint. On January 25, 2019, the Court sustained Defendants’ Demurrer to First Amended Consolidated Complaint with Leave to Amend in Part. Plaintiffs filed a Second Amended Consolidated Complaint on February 25, 2019. On March 27, 2019, Defendants filed a Demurrer to the Second Amended Consolidated Complaint. On July 31, 2019, the Court sustained Defendants’ Demurrer to the Second Amended Complaint in Part, narrowing the scope of the case. Defendants filed their Answer to the Second Amended Consolidated Complaint on November 12, 2019. Thereafter, plaintiffs Alden, Hazelton-Harrington and Marin, voluntarily dismissed their claims without prejudice, leaving only plaintiff Rojany as the putative class representative plaintiff (“Plaintiff”). On January 29, 2020, Plaintiff filed a Motion for Class Certification. On October 8, 2020, the Court denied Plaintiff’s Motion for Class Certification. On January 6, 2021, the parties executed a Settlement Agreement and Mutual Release pursuant to which plaintiff agreed to dismiss his individual claims against defendants with prejudice in exchange for a payment by or on behalf of defendants of $50,000. On January 27, 2021, plaintiff filed a request for dismissal of this action, with prejudice, in its entirety.

Adam Vignola, et al. v. FAT Brands Inc., et al., United States District Court for the Central District of California, Case No. 2:18-cv-07469.

On August 24, 2018, the Original Defendants were named as defendants in a putative securities class action lawsuit entitled Vignola v. FAT Brands, Inc., Case No. 2:18-cv-07469-PSG-PLA, in the United States District Court for the Central District of California. On October 23, 2018, Charles Jordan and David Kovacs (collectively, “Lead Plaintiffs”) moved to be appointed lead plaintiffs, and the Court granted Lead Plaintiffs’ motion on November 16, 2018. On January 15, 2019, Lead Plaintiffs filed a First Amended Class Action Complaint against the Original Defendants. The allegations and claims for relief asserted in Vignola are substantively identical to those asserted in the Rojany Case. Defendants filed a Motion to Dismiss First Amended Class Action Complaint, or, in the Alternative, to Stay the Action In Favor of a Prior Pending Action. On June 14, 2019, the Court denied Defendants’ motion to stay but granted Defendants’ motion to dismiss the First Amended Class Action Complaint, with Leave to Amend. Lead Plaintiffs filed a Second Amended Class Action Complaint on August 5, 2019. On September 9, 2019, Defendants’ filed a Motion to Dismiss the Second Amended Class Action Complaint. On December 17, 2019, the Court granted Defendants’ Motion to Dismiss the Second Amended Class Action Complaint in Part, Without Leave to Amend. The allegations remaining in Vignola are substantively identical to those remaining in the Rojany Case. Defendants filed their Answer to the Second Amended Class Action Complaint on January 14, 2020. On December 27, 2019, Lead Plaintiffs filed a Motion for Class Certification. By order entered March 16, 2020, the Court denied Lead Plaintiffs’ Motion for Class Certification. By order entered April 1, 2020, the Court set various deadlines for the case, including a fact discovery cut-off of December 29, 2020, expert discovery cut-off of February 23, 2021 and trial date of March 30, 2021. On September 25, 2020, the parties executed a Settlement Agreement and Mutual Release pursuant to which lead plaintiffs agreed to dismiss their individual claims against defendants with prejudice in exchange for a payment by or on behalf of defendants of $75,000. On October 13, 2020, the Court ordered the stipulated dismissal of this action, with prejudice, in its entirety.

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FCCG is obligated to indemnify its officers and directors to the extent permitted by applicable law in connection with the above actions, and has insurance for such individuals, to the extent of the limits of the applicable insurance policies and subject to potential reservations of rights. FCCG is also obligated to indemnify Tripoint Global Equities, LLC under certain conditions relating to the Rojany and Vignola matters. These two proceedings are now concluded.

Stratford Holding LLC v. Foot Locker Retail Inc. (U.S. District Court for the Western District of Oklahoma, Case No. 5:12-cv-00772-HE)

In 2012 and 2013, two property owners in Oklahoma City, Oklahoma sued numerous parties, including Fog Cutter, for alleged environmental contamination on their properties, stemming from dry cleaning operations on one of the properties. The property owners seek damages in the range of $12 million to $22 million. From 2002 to 2008, a former Fog Cutter subsidiary managed a lease portfolio, which included the subject property. Fog Cutter denies any liability, although it did not timely respond to one of the property owners’ complaints and several of the defendants’ cross-complaints and thus is in default. The parties are currently conducting discovery, and the matter is scheduled for trial for November 2021. The Company is unable to predict the ultimate outcome of this matter, however, reserves in the amount of $3,500,000 have been recorded on the balance sheet relating to this litigation. There can be no assurance that the defendants will be successful in defending against these actions.

SBN FCCG LLC v FCCGI (Los Angeles Superior Court, Case No. BS172606)

SBN FCCG LLC (“SBN”) filed a complaint against Fog Cutter Capital Group, Inc. (“FCCG”) in New York state court for an indemnification claim (the “NY case”) stemming from an earlier lawsuit in Georgia regarding a certain lease portfolio formerly managed by a former FCCG subsidiary. In February 2018, SBN obtained a final judgment in the NY case for a total of $651,290, which included $225,030 in interest dating back to March 2012. SBN then obtained a sister state judgment in Los Angeles Superior Court, Case No. BS172606 (the “California case”), which included the $651,290 judgment from the NY case, plus additional statutory interest and fees, for a total judgment of $656,543. In May 2018, SBN filed a cost memo, requesting an additional $12,411 in interest to be added to the judgment in the California case, for a total of $668,954. In May 2019, the parties agreed to settle the matter for $580,000, which required the immediate payment of $100,000, and the balance to be paid in August 2019. FCCG wired $100,000 to SBN in May 2019, but has not yet paid the remaining balance of $480,000. The parties have not entered into a formal settlement agreement, and they have not yet discussed the terms for the payment of the remaining balance.

The Group is involved in other claims and legal proceedings from time-to-time that arise in the ordinary course of business. The Group does not believe that the ultimate resolution of these actions will have a material adverse effect on its business, financial condition, results of operations, liquidity or capital resources.

Guarantee of FAT — Elevation Note

On June 19, 2019, the FAT completed the acquisition of Elevation Burger. A portion of the purchase price included the issuance to the Seller of a convertible subordinated promissory note (the “Elevation Note”) with a principal amount of $7,509,816, bearing interest at 6.0% per year and maturing in July 2026. The Elevation Note is convertible under certain circumstances into shares of the FAT’s common stock at $12.00 per share. The Company has guaranteed payment of the Elevation Note.

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Guarantee of FAT — Elevation Note (continued)

FAT is required to make fully amortizing payments of $110,000 per month during the term of the Elevation Note. The Elevation Note is a general unsecured obligation of FAT and is subordinated in right of payment to all indebtedness of FAT arising under any agreement or instrument to which FAT or any of its affiliates is a party that evidences indebtedness for borrowed money that is senior in right of payment.

NOTE 11. SUBSEQUENT EVENTS

Pursuant to FASB ASC 855, Management has evaluated all events and transactions that occurred from December 29, 2019 through the date of issuance of these combined financial statements. During this period, the Company did not have any significant subsequent events, except as described below:

Loan to Stockholder

During the fourth quarter of 2020, FCCG transferred 74,449 shares of FAT Series B Preferred Stock and warrants to purchase 19,148 shares of FAT’s common stock at an exercise price of $7.83 per share, with a combined carrying value of $1,861,000 to Fog Cutter Holdings, LLC, a Delaware limited liability company (“Holdings”) owned by certain previous Company stockholders that were not cashed out as a result of the reserve stock split, including Andrew Wiederhorn. The Company recorded an advance on the Stockholder Loan in the amount of $1,861,000 as a result of the transfer of preferred shares and warrants.

On December 24, 2020, the Company cancelled the Stockholder Loan arrangement with Mr. Wiederhorn and forgave the ending balance, recording a related loss on forgiveness of loan to stockholder in the amount of $8,489,000.

Merger with FAT.

On December 10, 2020, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with FAT, Fog Cutter Acquisition, LLC, a Delaware limited liability company and wholly owned subsidiary of FAT (“Merger Sub”), and Holdings.

Pursuant to the Merger Agreement, the Company agreed to merge with and into Merger Sub, with Merger Sub surviving as a wholly owned subsidiary of FAT (the “Merger”). Upon closing of the Merger, the former stockholders of the Company became direct stockholders of FAT, holding, in the aggregate, 9,679,288 shares of the FAT’s common stock (the same number of shares of Common Stock held by the Company immediately prior to the Merger) and received certain limited registration rights with respect to the shares received in the Merger. As a result of the Merger, FCCG’s wholly owned subsidiaries, Homestyle Dining, LLC, Fog Cap Development LLC, Fog Cap Acceptance Inc. and BC Canyon LLC, became indirect wholly owned subsidiaries of FAT.

Under the Merger Agreement, Holdings has agreed to indemnify FAT for any breaches of FCCG’s representations and warranties, covenants and certain other matters specified in the Merger Agreement, subject to certain exceptions and qualifications. Holdings has also agreed to hold a minimum fair market value of shares of Common Stock of FAT to ensure that it has assets available to satisfy such indemnification obligations if necessary.

The Company undertook the Merger primarily to provide a structure to allow its shareholders to participate directly in the potential growth of FAT and to simplify its corporate structure.

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